UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2013

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive
Plainsboro, NJ 08536
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 21, 2013, Integra LifeSciences Holdings Corporation (the “Company”) entered into a second amendment (the “Amendment”) to that certain Second Amended and Restated Credit Agreement, dated as of June 8, 2011, as amended (the “Credit Agreement”) among the Company, a syndicate of lending banks, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent, and HSBC Bank USA, National Association, Royal Bank of Canada, Wells Fargo Bank, National Association, Fifth Third Bank, DNB Bank ASA and TD Bank, N.A., as Co-Documentation Agents.

Capitalized terms that are not defined in this Current Report on Form 8-K shall have the meaning set forth in the Credit Agreement, as amended by the Amendment.

The Amendment modified certain financial and negative covenants. In particular, when calculating Consolidated EBITDA for any period, the Amendment permits the addition to Consolidated Net Income for such period, to the extent deducted in the calculation of Consolidated Net Income, of (i) certain cash expenses directly related to global enterprise resource planning implementation costs; (ii) certain cash expenses directly related to the remediation, unplanned idle time and underutilization of Subsidiary manufacturing facilities; (iii) certain cash expenses directly related to the voluntary recall of certain products manufactured in the Añasco, Puerto Rico facility; (iv) certain cash expenses directly related to the buyout of pension liabilities; (v) certain cash expenses actually incurred in connection with restructuring activities; (vi) customary fees and expenses paid in cash and actually arising directly from Permitted Acquisitions, Investments, Dispositions, issuances or incurrences of Indebtedness, issuances of Equity Interests or modifications of instruments of Indebtedness, provided, in each case, that such transaction is permitted under the Credit Agreement and was actually consummated; (vii) certain payments made to Governmental Authorities (including with respect to settlements, judgments, fines and penalties) in connection with any investigation disclosed in any public filing made by the Company prior to June 21, 2013; and (viiii) cash proceeds of business interruption insurance, in an amount not to exceed the earnings for the applicable period that such proceeds are intended to replace.

Pursuant to the Credit Agreement, Consolidated EBITDA is used, among other things, to determine various negative covenants relating to a leverage ratio, a fixed charge coverage ratio and a pricing ratio definition that impacts the applicable interest rate.

In addition, the Amendment provides that the Company shall not permit the Consolidated Total Leverage Ratio during any consecutive four fiscal quarter period to be greater than (i) 4.25 to 1.0 during any such period ending before September 30, 2014, (ii) 4.0 to 1.00 during any such period ending September 30, 2014, December 31, 2014 and March 31, 2015 or (iii) 3.75 to 1.0 during any period thereafter.

The Amendment also permits unsecured Indebetdness, provided (among other requirements) that the Consolidated Total Leverage Ratio calculated on a Pro Forma Basis is less than (i) 4.00 to 1.00 at any time before September 30, 2014, (ii) 3.75 to 1.00 at any time on or after September 30, 2014 and before June 30, 2015 or (iii) 3.50 to 1.0 at any time thereafter.

Further, the Amendment removes the cap on Permitted Acquistions and amends the definition of Permitted Cost Savings, including providing a $30,000,000 cap on the aggregate amount of all synergies, costs savings and restructuring charges that may be added back to Consolidated EBITDA during any four quarter measurement period.

The effect of the Amendment is to increase the ability of the Company to borrow under the Credit Agreement during the affected periods.

A copy of the Amendment is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

4.1
Second Amendment, dated as of June 21, 2013, among Integra lifeSciences Holdings Corporation, the lenders party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent, and HSBC Bank USA, National Association, Royal Bank of Canada, Wells Fargo Bank, National Association, Fifth Third Bank, DNB Bank ASA and TD Bank, N.A., as Co-Documentation Agents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: June 24, 2013	By:	/s/ John B. Henneman, III
John B. Henneman, III
	Title:	Corporate Vice President, Finance and Administration, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1
Second Amendment, dated as of June 21, 2013, among Integra LifeSciences Holdings Corporation, the lenders party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent, and HSBC Bank USA, National Association, Royal Bank of Canada, Wells Fargo Bank, National Association, Fifth Third Bank, DNB Bank ASA and TD Bank, N.A., as Co-Documentation Agents